Exhibit 10.13

                                                       As Amended
                                               September 30, 1994


                         UAL CORPORATION

                    1981 INCENTIVE STOCK PLAN


          1. Purpose. The purpose of the UAL Corporation 1981 Incentive Stock Plan (the "Plan") is to attract and retain outstanding individuals as officers and key employees of UAL Corporation (the "Company") and its subsidiaries, and to furnish incentives to such persons by providing such persons opportunities to acquire shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), or monetary payments based on the value of such shares or both, on advantageous terms as herein provided.

          2. Administration. The Plan shall be administered by a stock option committee (the "Committee") of not less than three Directors of the Company who shall be appointed from time to time by the Board of Directors of the Company; provided, however, that no Director, who within one year prior thereto was eligible to participate in the Plan, shall be appointed as a member of the Committee. No member of the Committee shall be eligible, while a member of the Committee, to receive a Benefit under the Plan.
The Committee is authorized to interpret the provisions of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and conditions of Benefits to be granted under the Plan and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to or inconsistent with the express provisions of the Plan.

          3. Participants. The Plan shall be administered by the Compensation Administration Committee of the Board of Directors of the Company for all grants to (I) any "officer" as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, or (II) any "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and by the Compensation Committee of the Board of Directors of the Company for all other grants (such committee, as applicable, herein called the "Committee"). The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of participants to the profitability and development of the Company; and (iv) other compensation provided to participants.

          4. Types of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Incentive Stock
Options, (b) Non-qualified Stock Options, and (c) Stock
Appreciation Rights, all as described below.

          5. Shares Reserved under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 1,200,000 shares of Common Stock, which may be newly issued or treasury shares.* All of such shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. If there is a lapse, expiration, termination or cancellation of any Benefit granted hereunder without the issuance of shares or payment of cash thereunder, or if shares are issued under any Benefit and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the shares subject to or reserved for such Benefit may again be used for new options or rights under this Plan; provided, however, that in no event may the number of shares issued under this Plan exceed the total number of shares reserved for issuance hereunder.
Notwithstanding any other provision of the Plan to the contrary, in no event may the aggregate number of shares of Common Stock with respect to which options or Stock Appreciation Rights are granted to any individual exceed 125,000 in any period of two calendar years, provided, however, that grants made to any new employee as a condition of employment may not exceed two times such biennial limit during the first two years of employment.
If, pursuant to Section 1.9 of the Agreement and Plan of Recapitalization among the Company, Air Line Pilots Association, International and International Association of Machinists and Aerospace Workers (the "Agreement"), the Company becomes obligated to issue the Additional Shares (as defined in the Agreement), the number of shares reserved for issuance hereunder as well as the limitations set forth in the preceding sentence shall be increased by the percentage determined by dividing the number of Additional Shares the Company is so required to issue by the number of Fully Diluted Old Shares (as defined in the Agreement).
        * Represents shares of Common Stock reserved for issuance under the Plan in connection with grants made on or after July 12, 1994.

          6. Incentive Stock Options. Incentive Stock Options will consist of options to purchase shares of Common Stock at purchase prices not less than one hundred percent (100%) of the fair market value of such shares on the date of grant. Incentive Stock Options will be exercisable over not more than ten (10) years after date of grant and shall terminate not later than three (3) months after termination of employment for any reason other than death. If the optionee should die while employed or within three (3) months after termination of employment, the right of the optionee or his or her successor in interest to exercise an option shall terminate not later than twelve (12) months after the date of death. The aggregate fair market value (determined as of the time the option is granted) of the shares of Common Stock which any participant may exercise pursuant to Incentive Stock Options for the first time in any calendar year (under all option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

          7. Non-qualified Stock Options. Non-qualified Stock Options will consist of options to purchase shares of Common Stock at purchase prices not less than one hundred percent (100%) of the fair market value of shares on the date of grant. Non-qualified Stock Options will be exercisable over not more than ten (10) years after date of grant. Non-qualified Stock Options will terminate no later than six (6) months after termination of employment for any reason other than retirement or death, unless immediately after such termination of employment the optionee shall be a member of the Board of Directors of the Company, in which case such options will terminate two (2) years after such termination of employment. In the event termination of employment occurs by reason of the optionee's retirement, the option shall terminate not later than the fixed expiration date set forth therein. In the event termination of employment occurs by reason of the optionee's death or if the optionee's death occurs within six months after termination of employment, the option shall terminate not later than twelve (12) months after the date of such death.

          8. Stock Appreciation Rights. The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any Non-qualified Stock Option granted hereunder. In addition, a Stock Appreciation Right may be granted independently of and without relation to any stock option. Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

          (a) A Stock Appreciation Right may be granted with respect to a Non-qualified Stock Option at the time of its grant or at any time thereafter up to six (6) months prior to its expiration.

          (b) Each Stock Appreciation Right will entitle the holder to elect to receive up to 100% of the appreciation in fair market value of the shares subject thereto up to the date the right is exercised. In the case of a Stock Appreciation Right issued in relation to a Non-qualified Stock Option, such appreciation shall be measured from the option price. In the case of a Stock Appreciation Right issued independently of any stock option, the appreciation shall be measured from not less than the fair market value of the Common Stock on the date the right is granted.

          (c) The Committee shall have the discretion to satisfy a participant's right to receive the amount of cash determined under subparagraph (b) hereof, in whole or in part, by the delivery of shares of Common Stock valued as of the date of the participant's election.

          (d)  In the event of the exercise of a Stock
               Appreciation Right, the number of shares reserved for issuance hereunder (and the shares subject to the related option, if any) shall be reduced by the number of shares with respect to which the right is exercised.

          9. Nontransferability. Each Benefit granted under this Plan shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the holder's lifetime, only by the holder.

          10. Other Provisions. The award of any Benefit under the Plan may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions for the purchase of common shares under stock options in installments, provisions for the payment of the purchase price of shares under stock options by delivery of other shares of the Company having a then market value equal to the purchase price of such shares, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

          11. Term of Plan and Amendment, Modification or Cancellation of Benefits. No Benefit shall be granted after December 8, 2001; provided, however, that the terms and conditions applicable to any Benefits granted prior to such date may at any time be amended, modified, extended or canceled by mutual agreement between the Committee and the participant or such other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of shares of Common Stock issuable under this Plan and any extension does not extend the option term beyond ten (10) years.

          12. Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under the Plan after giving the person entitled to receive such amount or shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

          13.  Fair Market Value.  The Fair Market Value of the
Company's shares of Common Stock at any time shall be determined in such manner as the Committee may deem equitable or required by applicable laws or regulations.

          14. Adjustment Provisions.

           (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Benefit shall not be changed. The Committee shall also have the right to provide for the continuation of Benefits or for other equitable adjustments after changes in the shares of Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

           (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

          15. Amendment and Termination of Plan. The Board of Directors of the Company may amend the Plan from time to time or terminate the Plan at any time, but no such action shall reduce the then existing amount of any participant's Benefit or adversely change the terms and conditions thereof without the participant's consent. However, except for adjustments expressly provided for herein, no amendment may, without stockholder approval, (i) materially increase the Benefits accruing to participants, (ii) materially increase the number of shares which may be issued, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

          16.  Stockholder Approval.  The Plan was adopted by the
Board of Directors of the Company on December 9, 1981, and was ratified by the stockholders of the Company on April 29, 1982.

The Board of Directors amended the Plan on October 31, 1985, to permit the exercise of non-qualified stock options after termination of employment due to retirement up to their fixed expiration date, and to increase the shares of old common stock, par value $5 per share ("Old Common Stock"), of the Company reserved for issuance under the Plan from 1,300,000 shares to 3,300,000 shares. The latter amendment was subject to shareholder approval, which was obtained on April 24, 1986.

The Board of Directors amended the Plan on February 28, 1991, to extend the duration of the Plan from December 8, 1991 to December 8, 2001, and to increase the shares of Old Common Stock of the Company reserved for issuance under the Plan from 3,300,000 shares to 4,300,000 shares. These amendments were approved by the Company's stockholders on April 25, 1991.

The Board of Directors amended the Plan on July 12, 1994, to limit the number of shares of Common Stock with respect to which options may be granted under the Plan to any individual during any two-year period to 125,000 (250,000 with respect to grants made to any new employee as a condition of employment), subject to adjustment if additional shares become issuable to the employee groups in accordance with the Agreement, and to provide for 1,200,000 shares of Common Stock of the Company to be available for issuance under the Plan subsequent to the Recapitalization of the Company on July 12, 1994. Additional shares are reserved for issuance on account of the options granted prior to the Recapitalization for old Common Stock ("Pre-Closing Options") that became exercisable for new Common Stock and cash as a result of the Recapitalization; however, these shares are not available for future awards in the event any Pre-Closing Option is forfeited or expires unexercised. These amendments were approved by the Company's stockholders on July 12, 1994.